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                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

                                 -------------------

                                       FORM 8-A


                  FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                       PURSUANT TO SECTION 12(b) OR (g) OF THE
                           SECURITIES EXCHANGE ACT OF 1934

                        DAYTON HUDSON RECEIVABLES CORPORATION
                (Exact name of registrant as specified in its charter)

     Minnesota                                41-1812153
     ---------                                ----------
(State of Incorporation            (I.R.S. Employer Identification No.)
     or organization)

80 South Eighth Street
14th Floor, Suite 1401
Minneapolis, Minnesota                            55402
----------------------                            -----
(Address of principal                           (Zip Code)
  executive offices)

                      SECURITIES TO BE REGISTERED PURSUANT TO
                            SECTION 12(b) OF THE ACT:

                                        Name of each exchange
Title of each class                     on which each class is to
to be so registered                         be registered
-------------------                     -------------------
     None                                    None

                       SECURITIES TO BE REGISTERED PURSUANT TO
                              SECTION 12(g) OF THE ACT:

                6.25% Class A Asset Backed Certificates, Series 1997-1
                ------------------------------------------------------
                                   (Title of Class)


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Item 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

          Item 1 is answered by reference to the "Description of the Certificates" on pages 38 to 54 of the Prospectus dated October 3, 1997 and by reference to the "Description of Class A Certificates" on pages S-29 to S-50 of the Prospectus Supplement dated October 8, 1997, filed as Exhibits 11 and 12, respectively, to this Registration Statement. Copies of the pages hereby incorporated by reference in response to this Item 1 are attached hereto as Exhibit 13 (Prospectus pages) and Exhibit 14 (Prospectus Supplement pages).

Item 2.   EXHIBITS.

          Exhibit 1 Specimen copy of 6.25% Class A Asset Backed Certificate, Series 1997-1.

          Exhibit 2 Copy of the Pooling and Servicing Agreement, dated as of September 13, 1995 among Dayton Hudson Receivables Corporation, as transferor, Retailers National Bank, as servicer, and Norwest Bank Minnesota, National Association, as trustee (the "Pooling and Servicing Agreement").

          Exhibit 3 Addendum to Pooling and Servicing Agreement, dated as of August 28, 1996 among Dayton Hudson Receivables Corporation, as transferor, Retailers National Bank, as servicer, and Norwest Bank Minnesota, National Association, as trustee.

          Exhibit 4 Second Amendment to the Pooling and Servicing Agreement, dated as of September 19, 1997 among Dayton Hudson Receivables Corporation, as transferor, Retailers National Bank, as servicer, and Norwest Bank Minnesota, National Association, as trustee.

          Exhibit 5 Copy of the Series 1997-1 Supplement, dated as of October 8, 1997 to the Pooling and Servicing Agreement among Dayton Hudson Receivables Corporation, as transferor, Retailers National Bank, as servicer, and Norwest Bank Minnesota, National Association, as trustee.

          Exhibit 6 Copy of the Bank Receivables Purchase Agreement, dated as of September 13, 1995 between Retailers National Bank, as seller, and Dayton Hudson Capital Corporation, as purchaser.


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          Exhibit 7  Addendum to Bank Receivables Purchase Agreement, dated as of August 28, 1996 between Retailers National Bank and Dayton Hudson Capital Corporation.

          Exhibit 8 Copy of the Receivables Purchase Agreement, dated as of September 13, 1995 between Dayton Hudson Capital Corporation, as seller, and Dayton Hudson Receivables Corporation, as purchaser.

          Exhibit 9 Addendum to Receivables Purchase Agreement, dated as of August 28, 1996 between Dayton Hudson Capital Corporation and Dayton Hudson Receivables Corporation.

          Exhibit 10 Copy of the Underwriting Agreement, dated as of October 8,
                     1997 among Salomon Brothers Inc. as representative of the underwriters, Dayton Hudson Receivables Corporation and Dayton Hudson Corporation.

          Exhibit 11 Prospectus dated October 3, 1997 relating to the sale of the 6.25% Class A Asset Backed Certificates, Series 1997-1 (the "Prospectus").

          Exhibit 12 Prospectus Supplement dated October 8, 1997 relating to the sale of the 6.25% Class A Asset Backed Certificates, Series 1997-1 (the "Prospectus Supplement").

          Exhibit 13 Pages 38 to 54 of the Prospectus.

          Exhibit 14 Pages S-29 to S-50 of the Prospectus Supplement.

                                      SIGNATURE


Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                        DAYTON HUDSON RECEIVABLES CORPORATION
                                     (Registrant)


Dated:    January 16, 1998         By: /s/ Stephen C. Kowalke
                                   Name: Stephen C. Kowalke
                                   Title:  Vice President and Treasurer



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                                    EXHIBIT INDEX

Exhibit No.              Description                                      Page
-----------              -----------                                      ----

     1         Specimen copy of 6.25% Class A Asset Backed                  6
               Certificate, Series 1997-1.

     2         Copy of the Pooling and Servicing Agreement,                 *
               dated as of September 13, 1995 among Dayton Hudson
               Receivables Corporation, as transferor, Retailers
               National Bank, as servicer, and Norwest Bank
               Minnesota, National Association, as trustee (the
               "Pooling and Servicing Agreement") (Incorporated by reference to Exhibit 4.1 to Dayton Hudson Receivables Corporation's Current Report on Form 8-K, filed on
               September 26, 1995).

     3         Addendum to Pooling and Servicing Agreement, dated as       12
               of August 28, 1996 among Dayton Hudson Receivables
               Corporation, as transferor, Retailers National Bank, as servicer, and Norwest Bank Minnesota, National
               Association, as trustee.

     4         Second Amendment to the Pooling and Servicing Agreement,    14
               dated as of September 19, 1997 among Dayton Hudson
               Receivables Corporation, as transferor, Retailers National Bank, as servicer, and Norwest Bank Minnesota, National Association, as trustee.

     5         Copy of the Series 1997-1 Supplement, dated as of            *
               October 8, 1997 to the Pooling and Servicing Agreement among Dayton Hudson Receivables Corporation, as transferor, Retailers National Bank, as servicer, and Norwest Bank Minnesota, National Association, as trustee (Incorporated by reference to Exhibit 4.3 to Dayton Hudson Receivables Corporation's Current Report on Form 8-K, filed on
               December 8, 1997).

     6         Copy of the Bank Receivables Purchase Agreement, dated       *
               as of September 13, 1995 between Retailers National Bank, as seller, and Dayton Hudson Capital Corporation, as purchaser (Incorporated by reference to Exhibit 10.1 to Dayton Hudson Receivables Corporation's Form S-3
               Registration Statement, registration no. 33-92956).


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     7         Addendum to Bank Receivables Purchase Agreement, dated      18
               as of August 28, 1996 between Retailers National Bank and Dayton Hudson Capital Corporation.

     8         Copy of the Receivables Purchase Agreement, dated as of     *
               September 13, 1995 between Dayton Hudson Capital
               Corporation, as seller, and Dayton Hudson Receivables Corporation, as purchaser (Incorporated by reference to Exhibit 10.2 to Dayton Hudson Receivables Corporation's
               Form S-3 Registration Statement, registration no.
               33-92956).

     9         Addendum to Receivables Purchase Agreement, dated as        20
               of August 28, 1996 between Dayton Hudson Capital
               Corporation and Dayton Hudson Receivables Corporation.

    10         Copy of the Underwriting Agreement, dated as of             22
               October 8, 1997 among Salomon Brothers Inc. as representative of the underwriters, Dayton Hudson
               Receivables Corporation and Dayton Hudson Corporation.

    11         Prospectus (the "Prospectus") dated October 3, 1997          *
               relating to the sale of the 6.25% Class A Asset Backed Certificates, Series 1997-1 (Incorporated by reference to Dayton Hudson Receivables Corporation's Form
               S-3 Registration Statement, registration no. 33-92956).

    12         Prospectus Supplement (the "Prospectus Supplement")          *
               dated October 8, 1997 relating to the sale of the 6.25%
               Class A Asset Backed Certificates, Series 1997-1
               (Incorporated by reference to Dayton Hudson Receivables Corporation's Form S-3 Registration Statement, registration no. 33-92956).

    13         Pages 38 to 54 of the Prospectus.                           59

    14         Pages S-29 to S-50 of the Prospectus Supplement.            76

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* Previously filed


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